Building relationships for over 100 years

COOPERATIVE
BANKSHARES, INC.

BUILDING RELATIONSHIPS FOR OVER 100 YEARS

Analyst Presentation May 2006 100 years Exhibit 99.1

Safe Harbor Statement

THIS PRESENTATION, INCLUDING ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS. ADDITIONAL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS MAY BE MADE BY THE COMPANY FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OR OTHERWISE. THE WORDS “BELIEVE”, “EXPECT”, “SEEK”, AND “INTEND” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THE STATEMENT IS MADE. SUCH FORWARD-LOOKING STATEMENTS ARE WITHIN THE MEANING OF THAT TERM IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, PROJECTIONS OF INCOME OR LOSS, EXPENDITURES, ACQUISITIONS, PLANS FOR FUTURE OPERATIONS, FINANCING NEEDS OR PLANS RELATING TO SERVICES OF THE COMPANY, AS WELL AS ASSUMPTIONS RELATING TO THE FOREGOING. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY OR UNDERLYING THE FORWARD-LOOKING STATEMENTS. A DISCUSSION OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS IS INCLUDED IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agenda

•	Overview of Cooperative Bankshares

•	Market Area

•	Financial Highlights

•	Trading Data

•	Summary

Overview of Cooperative

Bankshares

COOPERATIVE
BANKSHARES, INC.
BUILDING RELATIONSHIPS FOR OVER 100 YEARS

$746 million bank holding company headquartered in
Wilmington, NC
Subsidiaries: Cooperative Bank, Lumina Mortgage Company,
CS&L Holdings, Inc., and CS&L Real Estate Trust, Inc. and
Cooperative Bankshares Capital Trust I
108-year operating history in Eastern NC
Traded on NASDAQ National Market under the symbol “COOP”
20 financial centers and 6 loan offices from Myrtle Beach, SC to
Virginia Beach, VA (including Lumina)
Who We Are Today

COOPERATIVE
BANKSHARES, INC.
BUILDING RELATIONSHIPS FOR OVER 100 YEARS

Cooperative Bank formed in 1898 as a mutual thrift
Converted to stock savings bank in 1991
Formed holding company in 1994
Acquired Lumina Mortgage in 2002
Adopted a North Carolina commercial bank charter in 2002
Opened four new financial centers in 2003 (two in December)
Issued $15 million of trust preferred securities in 2005
History

Executive Management

Name	Title	Age	Experience

Frederick Willetts, III	Chairman, President & CEO	57	33 Years

O.C. Burrell, Jr.	Chief Operating Officer	57	35 Years

Todd L. Sammons, CPA	Chief Financial Officer	44	20 Years

Dickson B. Bridger	Mortgage Lending	45	21 Years

Market Analysis

Footprint

COOPERATIVE
BANKSHARES, INC.
BUILDING RELATIONSHIPS FOR OVER 100 YEARS

Wilmington, NC
Southeastern coastal metropolitan area
Significant economic benefit of the 1990 expansion of Interstate
I-40 to Wilmington
Growth in tourism, retirees and housing
Attraction of major employers such as PPD, GE, Dupont, Verizon and Corning
Largest employer – New Hanover Regional Medical Center (4,600 employees)
Nicknamed “Hollywood of the East” the film and TV industry is a major factor in Wilmington’s economic growth
Education – UNC-Wilmington is a public university with over 12,000 students
Market Analysis
Sources: Wilmington Regional Film Commission, Inc. and Wilmingtontoday.com

Market Analysis

Wilmington, NC

•	2005 MSA population of 310,400

•	Ranked among top 5% of MSAs for population growth by percentage (37.2%) from 1990 to 2000

•	Population growth expected to nearly double the national average over the next five years

•	Household income up 68% since 1989

•	Total deposits have increased 54% since 2003

MSA region includes New Hanover, Brunswick and Pender counties.

Source: U.S. Census data, 2005 and SNL Financial.

Financial Highlights

Financial Snapshot

In thousands except per share data, as of December 31, 2005

Total Assets	$746,266
Total Deposits	$564,990
Total Equity	$51,096

LTM Net Income	$5,502
LTM EPS	$1.26
Tangible BV/Share	$11.53
LTM ROA	0.84%
LTM ROE	11.28%

Shares Outstanding (000)	4,313
Shareholders	512
Insider Control as of 3/1/2006*	27.37%

*	Includes 214,556 stock options that are immediately exercisable.

Assets ($Millions)

12.4% compound annual growth

Loans ($Millions)

13.1% compound annual growth

Loan Composition

Dec. 2000	Dec. 2005*

Source: Annual Report data as of December 31, 2000 and December 31, 2005.

*	Excludes Loans Held for Sale

Deposits ($Millions)

11.6% compound annual growth

Transaction Accounts ($000s)

22.2% compound annual growth (thru 2005)

Net Income ($000s)

Earnings Per Share*

*	Per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend announced on January 19, 2005.

COOPERATIVE BANKSHARES, INC.
BUILDING RELATIONSHIPS FOR OVER 100 YEARS

Asset Quality
1.  Gross Loans do not include Loans Held For Sale.
21,256.0% 2,103.0% 1,290.7% 502.9% 82.2% 312.6%
Loan Loss Reserves / Non-Performing Loans
1.04%
0.94% 0.84% 0.70% 0.67% 0.62%
Loan Loss Reserves / Total Loans
0.01%
0.01% 0.06% 0.08% 0.03% 0.03%
Net Charge Offs / Average Loans
0.00%
0.05% 0.07% 0.15% 0.81% 0.20%
Non-Performing Loans / Gross Loans¹
0.01% 0.04% 0.05% 0.24% 0.84% 0.22% Non-Performing Assets / Total Assets
2005 2004 2003 2002 2001 2000

Trading Data

Trading Data

In thousands except per share data, as of December 31, 2005

Stock Price	$20.35
Market Capitalization	$87,613
LTM P/E	16.15	x
Dividend Yield	0.98%

Stock Performance

COOP - 11/01/2004 - 10/31/2005 Stock Price Performance

Source: SNL Interactive

Summary

Long-Term Strategy

•	Continue transition to community bank

•	Explore acquisitions in existing and adjoining markets

•	Continue to increase profitability

•	Maintain high asset quality

Reasons to Invest

•	Experienced management team with knowledge of local markets

•	Largest community bank based in Wilmington, NC MSA

•	Improved financial performance

•	Outstanding asset quality

•	LTM P/E multiple of 16.15x represents a discount to median North Carolina banks (18.5x)¹

1  -  Source: SNL Financial; Pricing data as of 11/2/05.

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